EXHIBIT INDEX


4.11     Form of Maximum Anniversary Value Death Benefit Rider (form 272869).

4.12     Form of 5% Accumulation Death Benefit Rider (form 272870).

4.13     Form of Enhanced Death Benefit Rider (form 272871).

4.14 Form of Guaranteed Minimum Income Benefit Rider (Maximum Anniversary Value Benefit Base)(form 272872).

4.15 Form of Guaranteed Minimum Income Benefit Rider (5% Accumulation Benefit Base)(form 272873).

4.16 Form of Guaranteed Minimum Income Benefit Rider (Greater of Maximum Anniversary Value Benefit Base or 5% Accumulation Benefit Base)(form 272874).

4.17 Form of Guaranteed Minimum Withdrawal Benefit Rider (The Guarantor(SM) Withdrawal Benefit Rider)(form 272875).

4.18     Form of Deferred Variable Annuity Contract (form 272876 DPSIG).